EXHIBIT 23



                              ACCOUNTANTS' CONSENT
                              --------------------



The Board of Directors
Washington Trust Bancorp, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-23048 on Form S-8/S-3 and in the Registration Statement No. 33-28065 on Form S-3 of Washington Trust Bancorp, Inc. of our report dated January 16, 1996, relating to the consolidated balance sheets of Washington Trust Bancorp, Inc. and subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report included an explanatory paragraph that described the adoption of new methods of accounting for debt securities and income taxes, such report has been incorporated by reference in the 1995 annual report of Washington Trust Bancorp, Inc. on Form 10-K.



KPMG Peat Marwick

Providence, Rhode Island
March 27, 1996